Exhibit 3.38
OPERATING AGREEMENT
of
AURORA GEORGIA, LLC
          This Operating Agreement (this “Agreement”) of Aurora Georgia, LLC, a Georgia limited liability company (the “Company”), is made as of March 21, 2007, by Aurora Diagnostics, LLC, a Delaware limited liability company (the “Initial Member”, and together with any party hereafter admitted as a member of the Company in accordance with the terms hereof, the “Members”).
          Intending to be legally bound, the Members hereby agree as follows:
          1. Formation of the Company. The Company was formed upon the execution and filing of Articles of Organization (as amended, the “Articles”) with the Secretary of State of the State of Georgia in accordance with the provisions of the Georgia Limited Liability Company Act, as amended (the “Act”).
          2. Term. The Company will have perpetual existence unless terminated in accordance with this Agreement.
          3. Name. The name of the Company will be “Aurora Georgia, LLC” or such other name that complies with applicable law as the Members may select from time to time.
          4. Purpose; Powers. The Company is organized for the object and purpose of engaging in all such lawful transactions and business activities as may be determined from time to time by the Members. The Company will have any and all powers necessary or desirable to carry out the purposes and business of the Company, to the extent the same may be lawfully exercised by limited liability companies under the Act.
          5. Registered Office and Agent. The registered office of the Company in the State of Georgia is 1201 Peachtree Street N.E., Atlanta, GA 30361 . The registered agent of the Company for service of process at such address is CT Corporation System. The registered office and/or registered agent of the Company may be changed from time to time in the discretion of the Members.
          6. Members. The name of the Initial Member of the Company is Aurora Diagnostics, LLC. Except as provided in Section 18 below, new Members may be admitted to the Company at any time and from time to time with the written consent of the Members. The Schedule of Members attached hereto shall be amended to reflect the future admission of each additional Member.

          7. Management.
               (i) Management by Members. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Members and the Members shall make all decisions and take all actions for the Company.
               (ii) Officers. The Members may, from time to time, designate one or more persons to be officers of the Company. No officer need be a resident of the State of Georgia or a Member. Any officers so designated shall have such authority and perform such duties as the Members may, from time to time, delegate to them. The Members may assign titles to particular officers. Unless the Members otherwise decide, if the title is one commonly used for officers of a business corporation formed, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office. Each officer shall hold office until such officer’s successor shall be duly designated and shall qualify or until such officer’s earlier death, resignation or removal. Any number of offices may be held by the same individual. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Members.
               (iii) Action by Members Without a Meeting. Action required or permitted to be taken by the Members may be taken without a meeting if the action taken is evidenced by one or more written consents describing the action taken, signed by the Members and delivered to the Company for inclusion in its records. Action taken under this Section 7(iii) is effective when the Members have signed the consent, unless the consent specifies a different effective date.
          8. Contributions. The Initial Member made the capital contributions set forth on the Schedule of Members in exchange for the Units specified thereon on the effective date hereof. The Members may, but shall not be required to, make additional contributions to the capital of the Company; provided, that, no additional contributions to the capital of the Company shall be made without the written consent of the Members. The Members shall maintain the Schedule of Members and amend it as necessary to reflect any capital contribution made by the Members. Persons or entities hereafter admitted as Members of the Company shall make such contributions of cash, property or services to the Company as shall be determined by the Members at the time of each such admission. For the purposes hereof, “Unit” means an interest of a Member in the Company representing a fractional part of the interests of all Members and having the rights and obligations specified with respect to such Units in this Agreement.
          9. Allocations of Profits and Losses; Capital Accounts. The Company shall maintain a separate capital account (the “Capital Accounts”) for each Member according to the rules of Treasury Regulation Section 1.704-1 (b)(2)(iv). For this purpose, the Company may, upon the occurrence of the events specified in Treasury Regulation Section 1.704-1 (b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such regulation and Treasury Regulation Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of the Company property. The Company’s profits and losses will be allocated among the Members pro rata in accordance with their respective capital contributions.

          10. Distributions. Distributions of cash or other assets of the Company shall be made at such times and in such amounts as the Members may determine. Distributions shall be made to Members pro rata in accordance with their respective positive Capital Account balances immediately prior to a distribution.
          11. Assignments. Except as provided in Section 18, a Member may assign all or any portion of its Units only (i) with the consent of all of the Members, which consent may be given or withheld in each Member’s sole discretion, and (ii) upon such assignee’s agreement in writing to be bound by the terms hereof. Upon any such permitted assignment, the assignee will be admitted to the Company as a substitute Member.
          12. Dissolution. The Company will be dissolved and its affairs will be wound up and terminated only upon (i) the affirmative vote of all of the Members or (ii) an administrative dissolution or the entry of a decree of judicial dissolution under Section 603 of the Act. Upon dissolution, the Company will be liquidated in an orderly manner by the Members.
          13. Limitation on Liability. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or officer of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or officer.
          14. Amendments to Agreement. The terms and provisions of this Agreement may be modified or amended, or amended and restated with the written consent of the Initial Member.
          15. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws (and not the laws of conflicts) of the State of Georgia.
          16. Exculpation and Indemnification.
               (i) Limitation of Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member (or manager or officer thereof) shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company (or a manager or officer of a Member). Except as otherwise provided in this Agreement, a Member’s liability (in its capacity as such) for debts, liabilities and losses of the Company shall be such Member’s share of the Company’s assets; provided that a Member shall be required to return to the Company any distribution made to it in clear and manifest accounting or similar error. The immediately preceding sentence shall constitute a compromise to which all Members have consented within the meaning of the Act. Notwithstanding anything contained herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Members (or a manager or officer of a

Member) for liabilities of the Company, except to the extent constituting fraud or willful misconduct by such Members.
               (ii) Indemnification. The Company hereby agrees to indemnify and hold harmless any Member or other person (each an “Indemnified Person”) to the fullest extent permitted under the Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment), against all expenses, liabilities and losses (including attorney fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such Indemnified Person (or one or more of such person’s affiliates) by reason of the fact that such Indemnified Person is or was a Member or is or was serving as a manager, officer, director, principal, member, employee, agent or representative of the Company (or a Member) or is or was serving at the request of the Company as a managing member, manager, officer, director, principal, member, employee, agent or representative of another corporation, partnership, joint venture, limited liability company, trust or other enterprise; provided that no Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person’s or its affiliates’ (excluding, for purposes hereof, the Company’s and its subsidiaries’) willful misconduct or knowing violation of law or willful breach of this Agreement as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal there from has expired and no appeal has been perfected) or for any present or future breaches of any representations, warranties or covenants by such Indemnified Person or its affiliates’ (excluding, for purposes hereof, the Company’s and its subsidiaries’), employees, agents or representatives contained herein or in any other agreement with the Company or its affiliates. Expenses, including attorneys’ fees and expenses, incurred by any such Indemnified Person in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company. The right to indemnification and the advancement of expenses conferred in this Section 16(ii) shall not be exclusive of any other right which any Indemnified Person may have or hereafter acquire under any statute, agreement, law, vote of the Members or otherwise. If this Section 16(ii) or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 16(ii) to the fullest extent permitted by any applicable portion of this Section 16(ii) that shall not have been invalidated and to the fullest extent permitted by applicable law.
               (iii) Nonexclusivity of Rights. The right to indemnification and the advancement of expenses conferred in this Section 16 shall not be exclusive of any other right which any Indemnified Person may have or hereafter acquire under any statute, agreement, law, vote of the Members or otherwise.
          17. Opt-in to Article 8 of the Uniform Commercial Code. The Company shall issue certificates in the name of the Member(s) or such other holders of limited liability company interests (the “LLC Interest Certificates”). Each LLC Interest Certificate shall bear, in effect, the following legend: “Each limited liability company interest in the Company represented by this certificate evidences an interest in the Company and shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 102(a)(l 5) thereof) as in effect from time to time in the State of Georgia and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995 (and each limited liability company interest in the Company shall be treated as such a “security” for all purposes, including, without limitation, perfection of the security interest therein under Article 8 of each applicable Uniform Commercial Code as the Company has “opted-in” to such provisions).” This provision shall not be amended, and no such purported amendment to this provision shall be effective until all outstanding certificates have been surrendered for cancellation. All Units are “securities” governed by Article 8 of the Uniform Commercial Code as in effect from time to time in the State of Georgia.
          18. No Restrictions on Ability to Pledge. Notwithstanding any other provision in this Agreement, no consent of the Members shall be required to permit (i) the Initial Member to pledge its membership interest as security for a loan to such Initial Member, the Company or any of their respective affiliates, or (ii) a pledgee of the Initial Member’s membership interest in the Company to transfer such membership interest in connection with such pledgee’s exercise of its rights and remedies with respect thereto, or to permit such pledgee or its assignee to be substituted for the Initial Member under this Agreement in connection with such pledgee’s exercise of such rights and remedies.
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          IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

MEMBER AURORA DIAGNOSTICS, LLC
By:	/s/ James C. New
James C. New
Its: Chief Executive Officer

[Signature Page to Operating Agreement]

Schedule of Members

		Capital
		Contribution
		with respect to
Member	Units	Units
Aurora Diagnostics, LLC	1,000	$